Exhibit 10.5

AMENDMENT NO. 3

TO

LOAN AGREEMENT

AMENDMENT NO. 3, dated as of July 7, 2004 (this “Amendment”), to that certain Loan Agreement, dated as of July 29, 2002, as amended by Amendment No. 1, dated as of December 20, 2002 and Amendment No. 2, dated as of February 13, 2004 (as amended by Amendments No. 1 and 2, the “Existing Loan Agreement”), among Sunterra Corporation, a Maryland corporation (“Parent”), Borrowers (as defined therein), the Lenders (as defined therein), and Merrill Lynch Mortgage Capital Inc., as administrative agent and collateral agent for the Lenders (in such capacity, “Agent”).

WITNESSETH:

WHEREAS, capitalized terms not otherwise defined herein shall have the same meanings as specified in the Existing Loan Agreement;

WHEREAS, Sunterra West Maui Development, LLC (formerly known as Sunterra West Marketing, LLC) (“Sunterra West”), a Borrower under the Loan Agreement, and Signature Capital-West Maui LLC (“Signature”), a subsidiary of the Parent, desire to purchase the 76.744 percent interest (the “Partnership Interest”) in West Maui Resort Partners, L.P. (“West Maui”), that is not presently owned by Signature, and Borrowers have requested and Agent has indicated its willingness on behalf of the Lenders to lend against the assets and receivables that will be owned by Sunterra West, Signature and West Maui at the closing of the purchase of the Partnership Interest;

WHEREAS, Borrowers have requested that Agent and Lenders agree to amend the Existing Loan Agreement as more specifically set forth herein; and

WHEREAS, Agent and Lenders have indicated their willingness to agree to such amendment of the Existing Loan Agreement on the terms and subject to the satisfaction of the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

SECTION 1. Amendment. As of the Effective Date (as defined in Section 3 hereof):

(a) The definition of “Eligible Resorts” in Section 1.1 of the Existing Loan Agreement is hereby amended by adding at the end thereof the following:

““Eligible Resorts” also means that certain resort containing 431 suites, situated at Honokowaii, Kaanapali, District of Lahaina, Island and County of Maui, State of Hawaii (the “West Maui Resort”).””

(b) Section 3.5 (c) of the Existing Loan Agreement is hereby amended by deleting it in its entirety and inserting, in lieu thereof, the following as Section 3.5(c):

“(c) All Borrowers desire to allocate among themselves (collectively, the “Contributing Borrowers”), in a fair and equitable manner, their obligations arising under this Agreement. Accordingly, in the event any payment or distribution is made on any date by a Borrower (a “Funding Borrower”) under this Agreement that exceeds its Fair Share as of such date, such Funding Borrower shall be entitled to a contribution from each of the other Contributing Borrowers in the amount of such other Contributing Borrower’s Fair Share Shortfall as of such date, with the result that all such contributions will cause each Contributing Borrower’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Borrower as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Borrower to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Borrowers multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Borrowers under this Agreement in respect of the Obligations. “Fair Share Shortfall” means, with respect to a Contributing Borrower as of any date of determination, the excess, if any, of the Fair Share of such Contributing Borrower over the Aggregate Payments of such Contributing Borrower. “Fair Share Contribution Amount” means, with respect to a Contributing Borrower as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Borrower under this Agreement that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Borrower for purposes of this Section 3.5(c), any assets or liabilities of such Contributing Borrower arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Borrower. “Aggregate Payments” means, with respect to a Contributing Borrower as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Borrower in respect of this Agreement (including, without limitation, in respect of this Section 3.5(c)), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Borrower from the other Contributing Borrowers as contributions under this Section 3.5(c). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Borrower. The allocation among Contributing Borrowers of their obligations as set forth in this Section 3.5(c) shall not be construed in any way to limit the liability of any Contributing Borrower hereunder. Each Borrower is a third party beneficiary to the contribution agreement set forth in this Section 3.5(c).”

SECTION 2. Certain Covenants and Limitations. In consideration of the execution and delivery of this Amendment by Agent and the Lenders, Borrowers hereby agree as follows:

(a) Costs and Expenses. Borrowers shall pay all costs and expenses of Agent incurred in connection herewith or otherwise due and owing as of the date hereof pursuant to Section 9.4 of the Loan Agreement, including, without limitation, the costs and expenses of

Agent’s counsel, provided, however, that Borrowers shall not be required to pay more than $50,000 of such costs and expenses.

(b) Joinder. By executing and delivering this Amendment, each of Signature, West Maui and Resort Management International, Inc. (“Resort Management”) agrees to become (i) a Borrower under, and to be bound by, and to comply with, the terms and conditions of the Loan Agreement and each of the other Loan Documents; (ii) an Additional Pledgor (as defined in the Pledge Agreement) under, and to be bound by, and to comply with, the terms and conditions of the Pledge Agreement and this Amendment shall be deemed to be “Counterpart Agreement” for all purposes thereof; In addition, the information contained in the schedules attached as Schedule II hereto, if any, shall be deemed to be a part of Schedule II to the Pledge Agreement; and (iii) an Additional Grantor (as defined in the Security Agreement) under, and to be bound by, and to comply with, the terms and conditions of the Security Agreement and this Amendment shall be deemed to be a “Counterpart Agreement” for all purposes thereof.

(c) Inventory Collateral Value. The Inventory Collateral Value for West Maui Inventory shall not on the Effective Date exceed the lesser of (i) 35% of the Gross Sell-Out Value for the West Maui Inventory that is Hard Inventory and (ii) the cash cost to Signature and Sunterra West of indirectly acquiring such inventory as part of their purchase of the Partnership Interest. Such Inventory Collateral Value of the Time Share Inventory with respect to West Maui (the “West Maui Inventory”) shall be reduced by 43.75% of the cumulative retail prices that the related Time Share Interests have been sold as of the Effective Date, so that the Inventory Collateral Value shall be zero at the time that 80% of the West Maui Inventory has been sold (in terms of Gross Sell-Out Value). Notwithstanding the preceding sentence, the Inventory Collateral Value for West Maui Inventory shall not exceed amounts to be determined in accordance with the schedule that is attached as Schedule I hereto.

(d) Transfer of Contract Files; Waiver. Borrowers shall, within sixty (60) days of the Effective Date of the Amendment, cause all Contract Files held by Textron Financial Services, Inc. (the “Textron Receivables”) pursuant to the Interim Custodial Agreement (the “Textron Custodial Agreement”), by and among Textron Financial Services, as Custodian, West Maui, as Borrower, Sunterra Financial Services, Inc., as Administrative Agent, and the Agent, to be transferred to the Custodian. Notwithstanding any other provision in the Loan Documents to the contrary, the Textron Receivables shall be Eligible Receivables as of the Effective Date, provided, however, that the failure to transfer to the Custodian the Contract Files related to such Textron Receivables within fifteen (15) days following the time period provided in the preceding sentence of this Section 4(d) shall cause such Textron Receivables to cease to be Eligible Receivables.

(e) Account Control Agreements. Borrowers shall, within sixty (60) days of the Effective Date of the Amendment, cause the delivery to Agent of fully executed account control agreements between Agent, West Maui and First Hawaiian Bank with respect to each bank account referenced in Section 6(c) of the Collateral Certificate.

SECTION 3. Conditions Precedent to the Effectiveness of this Amendment. This Amendment shall become effective as of the date hereof (the “Effective Date”) provided that each of the following conditions precedent shall have been satisfied on or before such date:

(a) Amendment. Agent has received counterparts of this Amendment executed by Borrowers and Agent on behalf of Lenders, and by executing and delivering such a counterpart, Signature, a Delaware limited liability company, West Maui, a Delaware limited partnership and Resort Management, a California corporation, shall each be deemed a “Borrower” under the Loan Documents.

(b) Other Documents, Etc. Agent shall have received from each of Signature, West Maui, Sunterra West and Resort Management, as applicable:

(i) copies of the Organizational Documents of such Person, certified by the Secretary of State of its jurisdiction of organization, along with all amendments thereto, if applicable, or, if such document is of a type that may not be so certified, certified by the secretary or similar officer or manager of such Person, together with a good standing certificate from the Secretary of State of its jurisdiction of organization and each other jurisdiction in the United States in which such Person is qualified to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each jurisdiction of organization, each dated a recent date prior to the Effective Date;

(ii) resolutions of the Governing Body of such Person approving and authorizing the execution, delivery and performance by such Person of the Loan Documents to which it is a party, certified as of the date hereof by the secretary or similar officer or manager of such Person as being in full force and effect without modification or amendment;

(iii) signature and incumbency certificates of the officers or managers of such Person executing the Loan Documents to which it is a party:

(iv) evidence satisfactory to Agent of the compliance by each such Person and the owner of all the membership interests thereof of its obligations under the Collateral Documents (including, without limitation, their obligations to execute and deliver UCC financing statements, originals of securities, instruments and chattel paper and any agreements governing deposit and/or securities accounts as provided therein);

(v) (A) a completed Collateral Certificate dated as of the date hereof and executed by an Authorized Officer of each such Person, (B) the results of a search (including a recent update thereof), by a Person satisfactory to Agent, of all effective UCC financing statements (or equivalent filings) made with respect to any personal or mixed property of each such Person, together with copies of all such filings disclosed by such search, and (C) UCC termination statements (or similar documents) duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search (other than any such financing statements in respect of Permitted Liens);

(vi) evidence that each such Person and the applicable Loan Party that owns all of the membership interests of each such Person shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Agent;

(vii) one or more Mortgages with respect to each Mortgaged Real Property, creating on such real property of such Loan Party a perfected, highest available priority Lien on such real property (subject only to Permitted Liens);

(viii) a Title Insurance Policy covering such Mortgaged Real Property containing such endorsement and affirmative coverages as the Agent may reasonably request, including a longform endorsement, if available;

(ix) a survey, in form, scope and substance satisfactory to the Agent, covering such Mortgaged Real Property, certified to the Lender and Agent;

(x) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by the Agent in order to create, perfect, establish the highest available priority of or otherwise protect any Lien purported to be covered by any such Mortgage (subject only to Permitted Liens).

(xi) either (A) letters or other evidence from the appropriate municipal authorities (or other Persons) concerning applicable zoning and building laws, (B) an ALTA 3.1 zoning endorsement for the applicable Title Insurance Policy, (C) a zoning opinion letter, or (D) a zoning report, in each case in substance reasonably satisfactory to Agent;

(xii) a Phase I environmental report (and, if recommended by the Phase I environmental report, a Phase II environmental report), in each case reasonably satisfactory in form and substance to Agent;

(xiii) physical conditions reports, which reports shall be reasonably satisfactory in form and substance to Agent;

(xiv) a copy of each Property Management Agreement;

(xv) a certificate of occupancy for each Building located on such Mortgaged Real Property; and

(xvi) evidence reasonably satisfactory to Agent that all statutorily required registration documents and offering statements and all amendments thereto have been filed with the applicable Governmental Authority where the Resort is located and the Time Share Interests are being sold or marketed and that all marketing and sales materials comply in all material respects with all Requirements of Law of the state in which the Resort is located and the states in which the Time Share Interests at the Resort are being sold or marketed.

(c) Opinions of Counsel. Agent shall have received legal opinions from counsel to each of Signal, West Maui and Resort Management, which counsel shall be acceptable to Agent, covering such matters as Agent may request and in form and substance satisfactory to Agent, including, without limitation, opinions of counsel (which counsel shall be reasonably satisfactory to the Agent) with respect to the creation and perfection of the security interests in favor of the Agent in the Real Property, the enforceability of the Mortgages and such other matters governed by the laws of each jurisdiction in which any Real Property is located as the Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Agent.

(d) Representations and Warranties. The representations and warranties contained in Section 4 of this Amendment and each of the Loan Documents shall be true and correct in all material respects on and as of the Effective Date, before and after giving effect to this Amendment, as though made on and as of such date (except for any such representation and warranty that by its terms refers to a specific date other than the date first above written, in which case it shall be true and correct in all material respects as of such earlier date).

(e) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing or shall occur after giving effect to this Amendment.

(f) Inventory Collateral Value. The Inventory Collateral Value for West Maui Inventory shall not on the Effective Date exceed the lesser of (i) 35% of the Gross Sell-Out Value for the West Maui Inventory that is Hard Inventory and (ii) the cash cost to Signature and Sunterra West of indirectly acquiring such inventory as part of their purchase of the Partnership Interest.

(g) Purchase and Sale Agreement. Agent shall have received a fully executed copy of the purchase and sale agreement evidencing the purchase of the Partnership Interest.

(h) Custodial Agreement. Agent shall have received a fully executed and delivered Textron Custodial Agreement, in form and substance satisfactory to Agent.

SECTION 4. Representations and Warranties. To induce Agent and the Lenders to enter into this Amendment, each Borrower hereby represents and warrants to Agent and the Lenders:

(a) Representations and Warranties. The representations and warranties contained in this Section 4 and in each of the Loan Documents are true and correct in all material respects on and as of the Effective Date, before and after giving effect to this Amendment, as though made on and as of such date (except for any such representation and warranty that by its terms refers to a specific date other than the date first above written, in which case it shall be true and correct in all material respects as of such earlier date).

(b) No Default or Event of Default. No Default or Event of Default has occurred and is continuing or will occur after giving effect to this Amendment.

SECTION 5. Reference to and Effect on the Loan Document. As of the Effective Date, any reference in any Financing Document to the Existing Loan Agreement shall be to the Existing Loan Agreement, as amended hereby. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any of the Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 6. Integration; Amendment. This Amendment sets forth in full the terms of agreement between the parties with respect to the amendment described herein and is intended as the full, complete and exclusive agreement governing the relationship between the parties with respect to such amendment. This Amendment supersedes all discussions, promises, representations, warranties, agreements and understandings between the parties with respect to the amendment described herein.

SECTION 7. No Third Party Beneficiaries. This Amendment shall be binding upon and inure to the benefit of Borrowers, Agent and the Lenders and their respective successors and assigns. No Person other than the parties hereto shall have any rights hereunder or be entitled to rely on this Amendment, and all third-party beneficiary rights are hereby expressly disclaimed.

SECTION 8. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 9. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[signature pages in separate document]

Schedule I

INVENTORY COLLATERAL VALUE SCHEDULE

As Attached

Schedule II

SCHEDULE II TO PLEDGE AGREEMENT

As Attached